Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated effective as of December 15, 2011, amends and supplements that certain Credit Agreement dated as of November 6, 2007, as amended to date (as so amended, the "Credit Agreement"), by and between ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank"), and MAGNETEK, INC., a Delaware corporation (the "Company").
RECITAL
The Company and the Bank desire to amend and supplement the Credit Agreement as provided below.
AGREEMENTS
In consideration of the Recital and the promises and agreements set forth in the Credit Agreement, as amended hereby, the parties agree as follows:
a.Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement. All references to the Credit Agreement contained in the Collateral Documents and the other Loan Documents, as amended or amended and restated, shall, upon the execution of this Amendment, mean the Credit Agreement as amended by this Amendment.

b.Amendments to Credit Agreement.

(a)The defined term "Adjusted EBITDA" appearing in section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

"Adjusted EBITDA" means, as to any Person, for any period for which such amount is being determined, an amount equal to (a) Net Income, plus (b) to the extent in determining Net Income the sum of (i) depreciation expense, (ii) amortization expense, (iii) non-cash stock compensation expense, (iv) non-cash pension expense and (v) losses from discontinued operations, all as determined without duplication for the Company and its Consolidated Subsidiaries.
(b)The last sentence of the defined term "Commitment" appearing in section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

The Commitment of the Bank is $12,500,000; provided that the Company may only borrow up to $7,500,000 unless and until the Bank has conducted a field exam (at the Company's sole cost and expense), the results of which must be acceptable to the Bank in its sole but reasonable discretion. The Commitment is subject to reduction from time to time pursuant to section 2.4.
(c)The defined term "LIBOR Rate" appearing in section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

"LIBOR Rate" means the per annum rate of interest for a period equal to one month described as the "London interbank offered rate, or Libor" for such period that is in effect two Business Days prior to the first day of each month as reported in The Wall Street Journal, “Money Rates” table (and currently defined as the British Bankers' Association average of interbank offered rates for dollar deposits in the London market), rounded upward to the nearest 1/8th of 1% or, if The Wall Street Journal or another authoritative source is not available, as LIBOR is otherwise determined by the Bank in its sole and absolute discretion. The LIBOR Rate shall re-set on the first day of each calendar month, and shall remain in effect until the last day of each calendar month.
(d)The defined term "Maturity Date" appearing in section 1.1 of the Credit Agreement is amended by deleting the date "December 15, 2011" appearing therein and inserting the date "June 15, 2013" in its place.

(e)The defined term "Permitted Liens" appearing in section 1.1 of the Credit Agreement is amended by deleting the word "and" at the end of clause (f) thereof, deleting the "." at the end of clause (g) thereof and inserting the following clause (h) to appear in proper alphabetical order therein:

; and (h) liens in favor of the Pension Benefit Guaranty Corporation; provided that such liens are subordinated to the lien in favor of the Bank.
(f)Clause (c) of the defined term "Qualified Account" appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

(c) which is not more than 90 days past due from the date of the relevant invoice and which original due date is not more than 60 days after the date of the relevant invoice;
(g)The defined term "Qualified Account" appearing in Section 1.1 of the Credit Agreement is further amended by deleting the word "and" after clause (i) thereof, deleting the "." after clause (j) thereof and inserting the following clauses (k) and (l) to appear in proper alphabetical order therein:
; (k) by an account debtor as to which 25% or more of all accounts owing by such account debtor are ineligible because of the application of clause (c) above; and (l) by an account debtor to the extent the aggregate amount of accounts owing from such account debtor exceeds 25% of all Qualified Accounts.
(h)The defined term "Qualified Inventory" appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the parenthetical "(other than inventory which is defective but including inventory which is works in process)" therein and inserting the parenthetical "(excluding inventory which is defective and inventory which is works-in-process)" in its place.

(i)Section 2.5(a) of the Credit Agreement is hereby amended by deleting the rate "two percent (2.0%)" appearing therein and inserting the rate "two and three-quarters of one percent (2.75%)" in its place.
(j)Section 6.10 of the Credit Agreement is amended in its entirety to read as follows:

6.10.    Maximum Pension Payments. Make cash contributions to the defined benefit retirement plan maintained by the Company, except for payments during the following periods not exceeding the amounts (measured on a cash basis) for such periods:

Period	Maximum Contribution
Three-month period ending December 31, 2011	$4,000,000
Three-month period ending March 31, 2012	$4,000,000
Three-month period ending June 30, 2012	$4,000,000
Three-month period ending September 30, 2012	$4,000,000
Three-month period ending December 31, 2012	$4,000,000
Three-month period ending March 31, 2013	$5,000,000

(k)Section 6.13 of the Credit Agreement is amended in its entirety to read as follows:

6.13    Adjusted EBITDA. Permit the Adjusted EBITDA of the Company and its Consolidated Subsidiaries to be less than the following amounts for the following periods:

Period	Minimum Amount
Three-month period ending December 31, 2011 and each three-month period ending as of the last day of each calendar quarter thereafter.	$2,500,000

(l)Exhibit A attached hereto shall be deemed to be an Exhibit to the Credit Agreement and shall replace Exhibit A to the Credit Agreement in its entirety.

(m)Exhibit D attached hereto shall be deemed to be an Exhibit to the Credit Agreement and shall replace Exhibit D to the Credit Agreement in its entirety.

3.Closing Conditions. This Amendment shall become effective upon the execution and delivery by the parties of this Amendment and receipt by the Bank of:

(a)an amended and restated revolving note in the form of Exhibit A attached hereto (the "Restated Note");

(b)a certificate of good standing of the Company issued by the Delaware Secretary of State and a certificate of status issued by the Wisconsin Department of Financial Institutions, in each case dated within ten (10) days of the date hereof (the "Good Standing Certificates");

(c)payment in cash of an amendment fee in the amount of $1,500.00;

(d)a certificate of the Company, dated the date hereof and executed by an officer of the Company, which shall certify (i) the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment, the Restated Note and the transactions contemplated hereby and thereby, (ii) a true, correct and complete copy of the Company's Certificate of Incorporation and by-laws, (iii) the name, title and true signatures of the officers of the Company, authorized by the resolutions to execute, deliver and perform the Company's obligations under this Amendment, the Restated Note and the transactions contemplated hereby and thereby and (iv) the Good Standing Certificates; and

(e)such other forms, certificates, agreements, documents and instruments as the Bank may reasonably requests.

4.No Waiver. The Company agrees that nothing contained herein shall be construed by the Company as a waiver by the Bank of the Company's compliance with each representation, warranty and/or covenant contained in the Credit Agreement, the Collateral Documents and the other Loan Documents and that no waiver of any provision of the Credit Agreement, the Collateral Documents or the other Loan Documents by the Bank has occurred. The Company further agrees that nothing contained herein shall impair the right of the Bank to require strict performance by the Company of the Credit Agreement.

5.Representations and Warranties. The Company represents and warrants to the Bank that:

(a)The execution and delivery of this Amendment and the Restated Note is within its corporate power, has been duly authorized by proper corporate action on the part of the Company, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and does not require the approval or consent of the stockholders of the Company, any governmental body, agency or authority or any other person or entity, except for those approvals and consents which have already been obtained and are in full force and effect;

(b)This Amendment and the Restated Note have been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(c)The representations and warranties of the Company contained in the Credit Agreement, the Collateral Documents and the Loan Documents are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties relate to an earlier date in which case they are true and correct in all material respects as of such earlier date).

6.Covenant. The Company covenants and agrees that is shall within 180 days of the date hereof obtain a lien subordination agreement from the Pension Benefit Guaranty Corporation, in form and substance reasonably satisfactory to the Bank. The failure to obtain such lien subordination agreement as set forth herein shall be deemed to be an Event of Default.

7.Miscellaneous.

(a)Charges, Expenses and Fees. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and all forms, certificates, agreements, documents and instruments hereto or otherwise contemplated hereby, including the reasonable fees and expenses of the Bank's counsel.

(b)Amendments and Waivers. This Amendment may not be changed or amended orally, and no waiver hereunder may be oral, and any change or amendment hereto or any waiver hereunder must be in a writing which is identified as an amendment or waiver of this Amendment and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c)Headings. The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

(d)Affirmation. Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms.

(e)Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or by e-mail of a portable document file (PDF) shall be as effective as delivery of an original counterpart hereof.

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IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Credit Agreement as of the date first written above.
COMPANY:

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer

BANK:

ASSOCIATED BANK, NATIONAL ASSOCATION

/s/ Marylou J. Schirpke
By:	Marylou J. Schirpke
Vice President

EXHIBIT A
Form of Note
AMENDED AND RESTATED REVOLVING NOTE

$12,500,000.00	Milwaukee, Wisconsin
December 15, 2011
FOR VALUE RECEIVED, on or before the Maturity Date (as defined in the Credit Agreement referred to below), the undersigned, MAGNETEK, INC., a Delaware corporation (the "Company"), promises to pay to the order of ASSOCIATED BANK, NATIONAL ASSOCIATION (the "Bank") the principal sum of Twelve Million Five Hundred Thousand Dollars and 00/100 Dollars ($12,500,000.00), or such lesser amount as is shown to be outstanding according to the records of the Bank, together with interest on the principal balance outstanding from time to time at such rates and payable at such times as set forth in the Credit Agreement referred to below.
Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of the Bank, 330 East Kilbourn Avenue, Milwaukee, Wisconsin, or such other place as the holder hereof shall designate to the undersigned in writing.
This Note is the Note issued pursuant to that certain Credit Agreement dated as of November 6, 2007, as amended to date (as so amended and as further amended, restated supplemented or otherwise modified from time to time, the "Credit Agreement") by and between the Company and the Bank, to which Agreement reference is made for rights and obligations as to prepayment and acceleration of maturity. This Note amends, restates and replaces that certain Revolving Note dated November 6, 2007 issued by the Company in the stated principal amount of $10,000,000 payable to the order of the Bank and the Company acknowledges that the indebtedness evidenced thereby has not been extinguished and that no novation has occurred.
The undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

MAGNETEK, INC.
By:
Name:
Title:

EXHIBIT D

Revised Form of Borrowing Base Certificate

BORROWING BASE CERTIFICATE

          Reference is made to that certain Credit Agreement, dated as of November 7, 2007 (as amended or modified from time to time, the "Credit Agreement"), by and between ASSOCIATED BANK, NATIONAL ASSOCIATION (the "Bank") and MAGNETEK, INC., a Delaware corporation (the "Company"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

          The undersigned hereby certifies, as of the date hereof, that he/she is the _________________________ of the Company and, as such, he/she is authorized to execute and deliver this Certificate to the Bank on behalf of the Company and the information in paragraphs 1 through 5 is true and accurate based upon the books and records of the Company as of ________________, ____ and the information in paragraphs 6 through 10 is true and accurate as of the date of this Certificate.

1	Qualified Accounts.

	(a)	Gross Accounts Receivable			$______________

	(b)	Less Ineligible Accounts:
		(i)	Receivables subject to Liens
other than those in favor of
			the Bank	$_____________
		(ii)	Affiliate receivables	____________
		(iii)	> 90 days past due from invoice date	____________
		(iv)	>60 days due date for an invoice	____________
		(v)	Cross-aging at 25%	____________
		(vi)	Concentration at 25%	____________
		(iv)	Other ineligible receivables	____________
		Total Ineligible Receivables			(_____________)

	(d)	Qualified Accounts			$_______________

	(e)	Advance Rate			80%

2	Borrowing Base Availability - Accounts				$_______________

3	Qualified Inventory (exclusive of WIP)				$_______________

	Advance Rate				40%

4	Borrowing Base Availability - Qualified Inventory				$_______________

5	Total Borrowing Base Availability (sum of 2 and 4)				$_______________

6	Commitment	$12,500,000.00

7	Lesser of (5) or (6)	$

8	Total Outstanding:	$_____________

(a)	Unpaid Principal Balance of the Note	$____________
(b)	LOC Exposure	_______________
9	TOTAL	$______________

10	Availability (overadvance) ((7) - (9))	$

The undersigned further represents and warrants that to the best of their knowledge, the Company is in compliance with all covenants set forth in the Credit Agreement.

IN WITNESS WHEREOF, the parties have executed this Borrowing Base Certificate on the ___ day of ____________, 20__.

MAGNETEK, INC.

By:__________________________________
Name: _____________________________
Title: ______________________________